Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Access Midstream Partners, L.P. of our report dated December 11, 2012 relating to the financial statements of Chesapeake Midstream Operating, L.L.C., which appears in Access Midstream Partners, L.P.’s Current Report on Form 8-K dated December 11, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

July 15, 2013